UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                            Washington, DC 20549-1004



 ==============================================================================



                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

                       THE SECURITIES EXCHANGE ACT OF 1934





                                 Date of Report
                (Date of earliest event reported) April 20, 2004





                           GENERAL MOTORS CORPORATION
                           --------------------------
             (Exact Name of Registrant as Specified in its Charter)







              STATE OF DELAWARE                                38-0572515
              -----------------                                ----------
          (State or other jurisdiction of                   (I.R.S. Employer
          Incorporation or Organization)                  Identification No.)

      300 Renaissance Center, Detroit, Michigan                48265-3000
      -----------------------------------------                ----------
      (Address of Principal Executive Offices)                 (Zip Code)






      Registrant's telephone number, including area code (313) 556-5000
                                                         --------------

ITEM 12.  Disclosure of information on financial conditions

      On April 20, 2004, a news release was issued on the subject of first quarter consolidated earnings for General Motors Corporation (GM). The news release did not include certain financial statements, related footnotes and certain other financial information that will be filed with the Securities and Exchange Commission as part of GM's Quarterly Report on Form 10-Q. The following is the first quarter earnings release for GM.

GM EARNS $1.3 BILLION OR $2.25 PER SHARE IN FIRST QUARTER 2004
   - GM first-quarter earnings rise 24 percent versus adjusted 2003 results
   - GMAC reports record first-quarter results, driven by financing and insurance
   - GM increases 2004 earnings forecast to approximately $7.00 per share

DETROIT - General Motors Corp. (NYSE: GM) today reported earnings of $1.3 billion, or $2.25 per diluted share of GM common stock, in the first quarter of 2004. These results represent an increase of 24 percent from the year-ago period, when GM earned $1.0 billion, or $1.84 per share, from continuing operations and before special items. Revenue rose 3.1 percent to $47.8 billion.

The year-ago results exclude a gain of $505 million, or $0.90 per share, from the sale of GM Defense. The year-ago results also exclude Hughes Electronics (Hughes), which was split off from GM in late 2003 and is now reported for 2003 as a discontinued operation. Including the gain from GM Defense, GM earned $1.5 billion, or $2.74 per share, in the first quarter of 2003 from continuing operations. There were no special items in the first quarter of 2004.

"Our financial results in the first quarter reflect continued progress," said GM Chairman and Chief Executive Officer Rick Wagoner. "General Motors Acceptance Corp. had yet another record quarter, and our automotive operations, led by very strong results at GM Asia Pacific, reported a 12-percent increase in earnings.

"GM continues to improve in key areas such as productivity and quality. Even more important, our many new products around the world are being well received," Wagoner said. "But, we still have more work to do to improve our profitability, as we face a challenging competitive environment, continuing high health-care costs and the effects of the artificially weakened Japanese yen."

GM financial results described throughout the remainder of this release exclude special items and Hughes unless otherwise noted. See Highlights for reconciliation of adjusted results to results based on Generally Accepted Accounting Principles (GAAP).

                            GM Automotive Operations
                            ------------------------

GM's global automotive earnings increased 12 percent in the first quarter of 2004 to $611 million from $546 million in the prior-year period, despite lower production levels in North America and Europe. The increase was driven by improved results in the GM Latin America/Africa/Mid-East and Asia Pacific regions, offset by lower earnings in North America and higher losses in Europe. GM's global market share increased in the first quarter of 2004 to 13.7 percent from 13.6 percent in the year-ago period, with three out of four regions gaining share.

GM North America (GMNA) earned $451 million in the first quarter of 2004, compared with $548 million in the first quarter of 2003, principally reflecting a tough pricing environment, lower production volumes, and continued high pretax health-care costs of approximately $1.5 billion per quarter. GM's market share in North America rose to 26.4 percent in the first quarter of 2004, from 26.1 percent in the year-earlier period.

"The automotive market in North America remains very competitive, and our results reflect that," Wagoner said. "We're pleased with our new vehicles and our progress in rebuilding many of our brands, such as Cadillac and Chevrolet. But, improving market share and profitability remain an important priority."

GM's aggressive product assault so far this model year includes the Chevrolet Malibu, Equinox and Aveo, the Pontiac GTO, the Cadillac CTS-V, and the GMC Canyon and Chevrolet Colorado. The rollout continues with the introduction of additional new and important vehicles later this year, such as Saab 9-2X, the Hummer H2 SUT, the Cadillac STS, the next-generation Chevrolet Corvette, the Buick LaCrosse, the Chevrolet Cobalt and the Pontiac G6.

GM Europe (GME) reported a loss of $116 million in the first quarter of 2004 compared with a loss of $65 million in the year-ago quarter, reflecting continued pricing pressure, higher foreign-exchange losses and launch costs for the new Opel Astra. GM's market share in Europe declined slightly to 9.5 percent in the first quarter of 2004 from 9.6 percent in the year-ago period.

"Our first-quarter financial results in Europe were below expectations," Wagoner said. "Going forward, we expect to see improved results through the balance of the year as we ramp up production of the new Astra, which has been well received."

GM Asia Pacific (GMAP) earned $275 million in the first quarter of 2004, up from $75 million in the year-ago quarter. Continued strong performance by Shanghai GM in China, Holden in Australia, smaller losses at GM-Daewoo Auto & Technology Co. and improved results from GM's equity alliances in Japan contributed to GMAP's overall performance. GM's market share in the Asia Pacific region rose to 4.7 percent in the first quarter from 4.3 percent a year ago, led by gains in China and India.

"GM Asia Pacific continues to deliver impressive growth and financial results," Wagoner said. "I'm especially pleased that our position in the rapidly growing China market continues to strengthen as we expand our vehicle lineup, production capacity, sales and market share."

GM Latin America/Africa/Mid-East (GMLAAM) earned $1 million in the first quarter of 2004, an improvement from the year-ago loss of $12 million. Higher production volumes and improved results in Venezuela and South Africa offset continued losses in Brazil. GM's market share in the GMLAAM region rose to 17.1 percent in the first quarter of 2004 from 15.7 percent a year ago.

                                      GMAC
                                      ----

General Motors Acceptance Corporation (GMAC) reported record first-quarter earnings of $786 million, up from $699 million a year ago, as increased profitability in GMAC's financing and insurance operations offset moderating earnings at its mortgage unit.

Both GMAC's North American and international financing operations posted strong performances with combined earnings of $442 million in the quarter, up $140 million from a year ago, reflecting lower credit-loss provisions and improved off-lease remarketing results. First quarter earnings at the insurance group were $91 million, up $65 million from a year ago, due to continued growth in underwriting income and improved investment-portfolio performance. Earnings at the mortgage group totaled $253 million, down from last year's record earnings of $371 million; this was a result of lower mortgage-origination volume versus the prior year and decreased pricing margins resulting from reduced mortgage-refinancing activity.

"GMAC remains a critical contributor to GM's business and financial results," Wagoner said. "The benefit of GMAC's balanced business portfolio was clear in the first quarter, as increased profitability in its financing and insurance sectors more than offset lower profits in its mortgage activities."

                               Cash and Liquidity
                               ------------------

GM generated approximately $1.4 billion in automotive cash in the first quarter of 2004. Cash, marketable securities, and assets of the Voluntary Employees' Beneficiary Association (VEBA) trust invested in short-term fixed-income securities totaled $23.5 billion at March 31, 2004, excluding financing and insurance operations, compared with $26.9 billion on Dec. 31, 2003. As previously announced, GM contributed $5 billion to its VEBA trust in the first quarter of 2004.

                                  Looking Ahead
                                  -------------

GM continues to expect improved economic conditions in the United States in 2004, resulting in total U.S. industry vehicle sales of approximately 17.3 million units. Reflecting this robust U.S. market, GM's strong first-quarter results, the positive environment in Asia Pacific and GMAC, and a lower corporate tax rate, GM is increasing its 2004-calendar-year earnings estimate to approximately $7.00 per share, excluding special items and at current dilution levels. This compares with the previous target of $6.00 to $6.50 per share and represents a further step toward GM's mid-decade target of earning at least $10 per share.

For the second quarter of 2004, GM expects to earn approximately $2.00 to $2.25 per share, excluding special items. In the first quarter of 2004, GM's effective tax rate was 21 percent and GM expects a lower effective tax rate in the second quarter due to anticipated tax settlements. Excluding these settlements, GM's effective tax rate is expected to be about 21 percent on an ongoing quarterly basis.


                                      # # #



In this press release and related comments by General Motors management, our use of the words "expect," "anticipate," "estimate," "project," "forecast," "outlook," "target," "objective," "plan," "goal," "pursue" and similar expressions is intended to identify forward-looking statements. While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, actual results may differ materially due to numerous important factors that are described in GM's most recent report on SEC Form 10-K (at page II-20) which may be revised or supplemented in subsequent reports on SEC Forms 10-Q and 8-K. Such factors include, among others, the following: changes in economic conditions; currency-exchange rates or political stability; shortages of fuel, labor strikes or work stoppages; market acceptance of the corporation's new products; significant changes in the competitive environment; changes in laws, regulations and tax rates; and, the ability of the corporation to achieve reductions in cost and employment levels to realize production efficiencies and implement capital expenditures at levels and times planned by management.

                           General Motors Corporation
                        List of Special Items - After Tax
                 (dollars in millions except per share amounts)

     Management believes that the adjusted information set forth herein is useful to investors as it represents how Management views the results of operations and cash of the Corporation and, therefore, is the basis on which internal evaluation metrics are determined. The internal evaluation metrics are those used by the Corporation's Board of Directors to evaluate Management.

                                             Three Months Ended
                                                March 31, 2004
                                             ------------------
                                                 (Unaudited)
                                                Net      $1-2/3
                                               Income      EPS
                                               ------    -----
     REPORTED
     --------
     Income from continuing
      operations                             $1,280       $2.25
                                              =====        ====


     There were no special items in the First Quarter of 2004.

                           General Motors Corporation
                        List of Special Items - After Tax
                 (dollars in millions except per share amounts)

                                             Three Months Ended
                                                March 31, 2003
                                             ------------------
                                                 (Unaudited)
                                                Net      $1-2/3
                                               Income      EPS
                                               ------    -----
     REPORTED
     --------
     Income from continuing
      operations                             $1,537       $2.74

     Loss from discontinued
      operations                                (54)      (0.03)
                                              -----        ----
     Net income                               1,483        2.71

     ADJUSTMENTS
     -----------
     Gain on Sale of GM Defense (A)            (505)      (0.90)
                                              -----        ----
     Subtotal                                  (505)      (0.90)
                                              -----        ----

     ADJUSTED
     --------
     Income from continuing
      operations                             $1,032       $1.84

     Loss from discontinued
      operations                                (54)      (0.03)
                                              -----        ----

     Adjusted income                           $978       $1.81
                                              =====        ====

     (A) The Gain on Sale of GM Defense relates to the sale of GM's light armored vehicle business to General Dynamics
         Corporation for net proceeds of approximately $1.1 billion.

                           General Motors Corporation
                       Summary Corporate Financial Results

                                                First Quarter
                                                --------------
                                                 (Unaudited)
                                               2004         2003
                                               ----         ----
     (Dollars in millions except per share amounts)
     Total net sales and
      revenues                              $47,779       $47,146
      Adjusted                              $47,779       $46,332
     Income from continuing
      operations                             $1,280        $1,537
      Adjusted                               $1,280        $1,032
     Loss from discontinued
      operations                                  -          $(54)
      Adjusted                                    -          $(54)
     Net income                              $1,280        $1,483
      Adjusted                               $1,280          $978
     Net margin from continuing
      operations
      (Income from continuing
        operations/Total net sales
        and revenues)                           2.7%          3.3%
      Adjusted                                  2.7%          2.2%
     Earnings per share - basic
      $1-2/3 par value
        Continuing operations                 $2.27         $2.74
        Discontinued operations                 $ -        $(0.03)
                                               ----          ----
        Earnings per share                    $2.27         $2.71
     Earnings per share - diluted
      $1-2/3 par value
        Continuing operations                 $2.25         $2.74
        Discontinued operations                 $ -        $(0.03)
                                               ----          ----
        Earnings per share                    $2.25         $2.71
     Earnings per share - adjusted
      $1-2/3 par value
        Continuing operations                 $2.25         $1.84
        Discontinued operations                 $ -        $(0.03)
                                               ----          ----
        Earnings per share                    $2.25 (1)     $1.81
     GM $1-2/3 par value average
      shares outstanding (Mil's)
      Basic shares                              564           561
      Diluted shares                            569           561
     Cash dividends per share
      of common stocks
      GM $1-2/3 par value                     $0.50         $0.50


     See reconciliation of adjusted financial results on pages 9 - 11 and footnotes on page 13.

                           General Motors Corporation
                       Summary Corporate Financial Results

                                                First Quarter
                                                --------------
                                                 (Unaudited)
                                               2004         2003
                                               ----         ----

     Book value per share of
      common stocks at March 31
      GM $1-2/3 par value                    $46.71        $11.98

     Auto & Other total cash & marketable
      securities at March 31
      ($Bil's)                                $20.0         $17.2
      Cash in short-term VEBA                  $3.5          $3.4
                                               ----          ----
     Total Auto & Other cash &
      marketable securities plus
      short-term VEBA                         $23.5         $20.6
                                               ====          ====

     Auto & Other Operations ($Mil's)
      Depreciation                           $1,148          $986
      Amortization of special
        tools                                   726           702
      Amortization of intangible
        assets                                    7             5
                                              -----         -----
        Total                                $1,881        $1,693
                                              =====         =====

     See reconciliation of adjusted financial results on pages 9 - 11.

                           General Motors Corporation
                       Summary Corporate Financial Results

                                        First Quarter
                                        2004 and 2003
                                       --------------
                                         (Unaudited)

     (Dollars in millions) Reported      Special Items      Adjusted
                           --------      -------------      --------
                        2004     2003    2004     2003   2004     2003
                        ----     ----    ----     ----   ----     ----
     Total net sales
      and revenues
     GMNA             $29,103  $29,963    $ -     $ -  $29,103   $29,963
     GME                7,543    6,622      -       -    7,543     6,622
     GMLAAM             1,833    1,045      -       -    1,833     1,045
     GMAP               1,599    1,147      -       -    1,599     1,147
                       ------   ------     --     ---   ------    ------
      Total GMA        40,078   38,777      -       -   40,078    38,777
     Other                 59    1,038      -    (814)      59       224
                       ------   ------     --     ---   ------    ------
     Total Auto &
      Other            40,137   39,815      -    (814)  40,137    39,001
                       ------   ------     --     ---   ------    ------
     GMAC               7,634    7,338      -       -    7,634     7,338
     Other Financing        8       (7)     -       -        8        (7)
                       ------   ------     --     ---   ------    ------
      Total FIO         7,642    7,331      -       -    7,642     7,331
                       ------   ------     --     ---   ------    ------
     Total net sales
      and revenues    $47,779  $47,146    $ -   $(814) $47,779   $46,332
                       ======   ======     ==     ===   ======    ======

     Income (loss)
     from continuing
     operations before
     before income
     taxes and minority
     interest
     GMNA                $586     $739    $ -     $ -     $586      $739
     GME                 (223)    (114)     -       -     (223)     (114)
     GMLAAM                 8      (17)     -       -        8       (17)
     GMAP                  13       19      -       -       13        19
                          ---    -----     --     ---      ---       ---
      Total GMA           384      627      -       -      384       627
     Other               (320)     449      -    (814)    (320)     (365)
                          ---    -----     --     ---      ---       ---
      Total Auto &
        Other              64    1,076      -    (814)      64       262
                        -----    -----     --     ---    -----     -----
     GMAC               1,238    1,147      -       -    1,238     1,147
     Other Financing       (1)     (25)     -       -       (1)      (25)
                        -----    -----     --     ---    -----     -----
      Total FIO         1,237    1,122      -       -    1,237     1,122
                        -----    -----     --     ---    -----     -----
     Total income (loss)
     from continuing
     operations before
     income taxes and
     minority interest $1,301   $2,198    $ -   $(814)  $1,301    $1,384
                        =====    =====     ==     ===    =====     =====

                           General Motors Corporation
                       Summary Corporate Financial Results

                                        First Quarter
                                        2004 and 2003
                                       --------------
                                         (Unaudited)

     (Dollars in millions) Reported      Special Items      Adjusted
                           --------      -------------      --------
                        2004     2003    2004     2003   2004     2003
                        ----     ----    ----     ----   ----     ----
     Income (loss) from
     continuing
     operations
     GMNA                $451     $548    $ -     $ -     $451      $548
     GME                 (116)     (65)     -       -     (116)      (65)
     GMLAAM                 1      (12)     -       -        1       (12)
     GMAP                 275       75      -       -      275        75
                          ---      ---     --     ---      ---       ---
      Total GMA           611      546      -       -      611       546
     Other               (117)     309      -    (505)    (117)     (196)
                          ---      ---     --     ---      ---       ---
      Total Auto &
        Other             494      855      -    (505)     494       350
                          ---      ---     --     ---      ---       ---
     GMAC                 786      699      -       -      786       699
     Other Financing        -      (17)     -       -        -       (17)
                          ---      ---     --     ---      ---       ---
      Total FIO           786      682      -       -      786       682
                          ---      ---     --     ---      ---       ---
     Income (loss) from
     continuing
     operations        $1,280   $1,537    $ -   $(505)  $1,280    $1,032

     Loss from
      discontinued
      operations            -      (54)     -       -        -       (54)
                        -----    -----     --     ---    -----       ---
     Net income (loss) $1,280   $1,483      -   $(505)  $1,280      $978
                        =====    =====     ==     ===    =====       ===
     Income tax expense
      (benefit)
     GMNA                $102     $191    $ -     $ -     $102      $191
     GME                  (85)     (43)     -       -      (85)      (43)
     GMLAAM                 5       (7)     -       -        5        (7)
     GMAP                   6       11      -       -        6        11
                          ---      ---     --     ---      ---       ---
      Total GMA            28      152      -       -       28       152
     Other               (204)     100      -    (309)    (204)     (209)
                          ---      ---     --     ---      ---       ---
      Total Auto &
        Other            (176)     252      -    (309)    (176)      (57)
                          ---      ---     --     ---      ---       ---
     GMAC                 450      438      -       -      450       438
     Other Financing       (1)      (8)     -       -       (1)       (8)
                          ---      ---     --     ---      ---       ---
      Total FIO           449      430      -       -      449       430
                          ---      ---     --     ---      ---       ---
     Income tax expense
      (benefit)          $273     $682    $ -   $(309)    $273      $373
                          ===      ===     ==     ===      ===       ===

                           General Motors Corporation
                       Summary Corporate Financial Results

                                        First Quarter
                                        2004 and 2003
                                       --------------
                                         (Unaudited)

     (Dollars in millions) Reported      Special Items      Adjusted
                           --------      -------------      --------
                        2004     2003    2004     2003   2004     2003
                        ----     ----    ----     ----   ----     ----
     Effective tax rate
     Total GM Corp.       21%      31%      -      38%     21%       27%
     GMNA                 17%      26%      -       -      17%       26%
     GME                  38%      38%      -       -      38%       38%
     GMAC                 36%      38%      -       -      36%       38%


     Equity income and
     minority interests
     GMNA               $(33)     $ -     $ -     $ -    $(33)      $ -
     GME                  22        6       -       -      22         6
     GMLAAM               (2)      (2)      -       -      (2)       (2)
     GMAP                268       67       -       -     268        67
                         ---       --      --      --     ---        --
     Total GMA          $255      $71     $ -     $ -    $255       $71
                         ===       ==      ==      ==     ===        ==

                           General Motors Corporation
                              Operating Statistics

                                                First Quarter
                                               ----------------
                                               2004        2003
                                               ----        ----
     (units in thousands)
     Worldwide Wholesale Sales
      United States - Cars                      482         500
      United States - Trucks                    726         756
                                              -----       -----
        Total United States                   1,208       1,256
      Canada, Mexico, and Other                 175         182
                                              -----       -----
        Total GMNA                            1,383       1,438
      GME                                       433         427
      GMLAAM                                    167         121
      GMAP                                       62          62
                                              -----       -----
        Total Worldwide                       2,045       2,048
                                              =====       =====

     Vehicle Unit Deliveries
      Chevrolet - Cars                          214         171
      Chevrolet - Trucks                        387         373
      Pontiac                                   120         107
      GMC                                       130         108
      Buick                                      78          83
      Oldsmobile                                 17          33
      Saturn                                     52          75
      Cadillac                                   51          46
      Other                                      18          22
                                              -----       -----
        Total United States                   1,067       1,018
      Canada, Mexico, and Other                 163         151
                                              -----       -----
        Total GMNA                            1,230       1,169
      GME                                       501         475
      GMLAAM                                    160         132
      GMAP                                      215         179
                                              -----       -----
        Total Worldwide                       2,106       1,955
                                              =====       =====
      Market Share
      United States - Cars                     25.9%       24.9%
      United States - Trucks                   27.3%       28.2%
        Total United States                    26.7%       26.7%
      Total North America                      26.4%       26.1%
      Total Europe                              9.5%        9.6%
      Total LAAM                               17.1%       15.7%
      Asia and Pacific                          4.7%        4.3%
        Total Worldwide                        13.7%       13.6%
      U.S. Retail/Fleet Mix
        % Fleet Sales - Cars                   37.8%       30.3%
      % Fleet Sales - Trucks                   18.2%       14.7%
        Total Vehicles                         26.7%       21.6%
      Retail Lease as % of Retail Sales
      Total Smartlease
        and Smartbuy                           13.6%       13.9%

     Days Supply of Inventory
      at March 31
      United States - Cars                       78          88
      United States - Trucks                    117         109
     GMNA Capacity Utilization
      (2 shift rated)                          83.6%       90.9%

     GMNA Vehicle Revenue
      Per Unit                              $19,084     $19,089

                           General Motors Corporation
                              Operating Statistics

                                                First Quarter
                                               ----------------
                                               2004        2003
                                               ----        ----
     GMAC's U.S. Cost of Borrowing             3.33%       3.53%

     Current Debt Spreads Over
      U.S. Treasuries
      2 Year                                    140 bp     290 bp
      5 Year                                    175 bp     310 bp
      10 Year                                   220 bp     350 bp

     Worldwide Employment
      at March 31 (in 000's)
      United States Hourly                      114         121
      United States Salary                       40          41
                                                ---         ---
        Total United States                     154         162
      Canada, Mexico, and Other                  32          32
                                                ---         ---
      GMNA                                      186         194
      GME                                        63          66
      GMLAAM                                     22          23
      GMAP                                       14          12
      GMAC                                       33          31
      Other                                       5           7
                                                ---         ---
        Total                                   323         333
                                                ===         ===

     Worldwide Payrolls ($Bil's)               $5.5        $5.3

     Footnotes:
     ---------

(1) This amount is comparable to First Call analysts' consensus.

                   GENERAL MOTORS CORPORATION AND SUBSIDIARIES

                        CONSOLIDATED STATEMENTS OF INCOME
                                   (Unaudited)

                                                       Three Months Ended
                                                            March 31,
                                                      ----------------------
                                                         2004       2003
                                                         ----       ----
                                                      (dollars in millions
                                                    except per share amounts)

     Total net sales and revenues                      $47,779    $47,146
                                                        ------     ------
     Cost of sales and other expenses                   38,663     37,762
     Selling, general, and administrative expenses       5,048      5,106
     Interest expense                                    2,767      2,080
                                                        ------     ------
       Total costs and expenses                         46,478     44,948
     Income from continuing operations before income
       taxes, equity income and minority interests       1,301      2,198
     Income tax expense                                    273        682
     Equity income (loss) and minority interests           252         21
                                                         -----      -----
     Income from continuing operations                   1,280      1,537
     Loss from discontinued operations                       -        (54)
                                                         -----      -----
      Net income                                        $1,280     $1,483
                                                         =====      =====

     Basic earnings (loss) per share attributable to
       common stocks
     $1-2/3 par value
       Continuing Operations                             $2.27      $2.74
       Discontinued Operations                           $   -     $(0.03)
                                                          ----       ----
     Earnings per share attributable to $1-2/3 par value $2.27      $2.71
                                                          ====       ====
     Losses per share from discontinued operations
      attributable to Class H                            $   -     $(0.04)
                                                          ====       ====

     Earnings (loss) per share attributable to common
       stocks assuming dilution
     $1-2/3 par value
       Continuing Operations                             $2.25      $2.74
       Discontinued Operations                           $   -     $(0.03)
                                                          ----       ----
     Earnings per share attributable to $1-2/3 par value $2.25      $2.71
                                                          ====       ====
     Losses per share from discontinued operations
       attributable to Class H                            $  -     $(0.04)
                                                           ===       ====

                   GENERAL MOTORS CORPORATION AND SUBSIDIARIES

        SUPPLEMENTAL INFORMATION TO THE CONSOLIDATED STATEMENTS OF INCOME
                                   (Unaudited)


                                                       Three Months Ended
                                                            March 31,
                                                      ----------------------
                                                         2004       2003
                                                         ----       ----
                                                      (dollars in millions
     AUTOMOTIVE AND OTHER OPERATIONS

     Total net sales and revenues                      $40,137    $39,815
                                                        ------     ------
     Cost of sales and other expenses                   36,440     35,824
     Selling, general, and administrative expenses       3,036      2,625
                                                        ------     ------
      Total costs and expenses                          39,476     38,449
                                                        ------     ------
     Interest expense                                      562        249
     Net expense from transactions with
      Financing and Insurance Operations                    35         41
                                                        ------     ------
     Income (loss) from continuing operations before
       income taxes, equity income, and
       minority interests                                   64      1,076
     Income tax expense (benefit)                         (176)       252
     Equity income (loss) and minority interests           254         31
                                                           ---      -----
     Income from continuing operations                     494        855
     (Loss) from discontinued operations                     -        (54)
                                                           ---      -----
      Net income - Automotive and Other Operations        $494       $801
                                                           ===        ===

     FINANCING AND INSURANCE OPERATIONS

     Total revenues                                     $7,642     $7,331
                                                         -----      -----
     Interest expense                                    2,205      1,831
     Depreciation and amortization expense               1,455      1,506
     Operating and other expenses                        1,943      2,161
     Provisions for financing and insurance losses         837        752
                                                         -----      -----
      Total costs and expenses                           6,440      6,250
                                                         -----      -----
     Net income from transactions with Automotive and
       Other Operations                                    (35)       (41)
                                                         -----      -----
     Income before income taxes, equity income, and
      minority interests                                 1,237      1,122
     Income tax expense                                    449        430
     Equity income (loss) and minority interests            (2)       (10)
                                                          ----       ----
       Net income - Financing and Insurance Operations    $786       $682
                                                           ===        ===

                   GENERAL MOTORS CORPORATION AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS

                                             Mar. 31,                 Mar. 31,
                                               2004     Dec. 31,        2003
                                           (Unaudited)    2003      (Unaudited)
                                            ---------  ---------     ---------
                     ASSETS                      (dollars in millions)

     Cash and cash equivalents                $28,535    $32,554       $24,020
     Marketable securities                     21,036     22,215        16,841
                                               ------     ------        ------
      Total cash and marketable securities     49,571     54,769        40,861
     Finance receivables - net                184,563    173,137       140,764
     Loans held for sale                       18,285     19,609        12,496
     Accounts and notes receivable (less
       allowances)                             19,515     20,532        16,784
     Inventories (less allowances)             11,718     10,960        10,479
     Assets of discontinued operations              -          -        20,414
     Deferred income taxes                     27,357     27,190        38,915
     Net equipment on operating leases -
     (less accumulated depreciation)           33,624     34,383        35,068
     Equity in net assets of
       nonconsolidated associates               6,054      6,032         5,027
     Property - net                            37,664     38,211        36,133
     Intangible assets - net                    4,727      4,760        10,821
     Other assets                              61,149     58,924        14,729
                                              -------    -------       -------
      Total assets                           $454,227   $448,507      $382,491
                                              =======    =======       =======

      LIABILITIES AND STOCKHOLDERS' EQUITY

     Accounts payable (principally trade)     $27,163    $25,422       $22,489
     Notes and loans payable                  278,972    271,756       208,151
     Liabilities of discontinued operations         -          -         9,773
     Postretirement benefits other than        31,512     36,292        38,205
     pensions
     Pensions                                   7,795      8,024        22,446
     Deferred income taxes                      7,660      7,508         6,738
     Accrued expenses and other liabilities    74,440     73,930        65,052
                                              -------    -------       -------
      Total liabilities                       427,542    422,932       372,854
     Minority interests                           319        307           271
     Stockholders' equity
     $1-2/3 par value common stock
       (outstanding, 564,488,127;
        561,997,725; and 560,616,422 shares)      961        937           934
     Class H common stock (outstanding
       1,107,517,793 shares
        at March 31, 2003                           -          -           111
     Capital surplus (principally
      additional paid-in capital)              15,135     15,185        22,808
     Retained earnings                         13,750     12,752        11,234
                                               ------     ------        ------
      Subtotal                                 29,846     28,874        35,087
     Accumulated foreign currency
       translation adjustments                 (1,788)    (1,815)       (2,665)
     Net unrealized gains (losses) on
       derivatives                                 (8)        51          (196)
     Net unrealized gains on securities           762        618           344
     Minimum pension liability adjustment      (2,446)    (2,460)      (23,204)
                                              -------    -------       -------
      Accumulated other comprehensive loss     (3,480)    (3,606)      (25,721)
                                              -------    -------       -------
      Total stockholders' equity               26,366     25,268        9,366
                                              -------    -------       -------
     Total liabilities and stockholders'
       equity                                $454,227   $448,507      $382,491
                                              =======    =======       =======

                   GENERAL MOTORS CORPORATION AND SUBSIDIARIES

           SUPPLEMENTAL INFORMATION TO THE CONSOLIDATED BALANCE SHEETS

                                       Mar. 31,              Mar. 31,
                                        2004      Dec. 31,    2003
                                     (Unaudited)    2003   (Unaudited)
                                      ---------  --------   ---------
                     ASSETS                (dollars in millions)

     Automotive and Other Operations
     Cash and cash equivalents          $11,262   $14,424    $14,015
     Marketable securities                8,763     9,067      3,239
                                        -------    ------     ------
      Total cash and marketable
        securities                       20,025    23,491     17,254
     Accounts and notes receivable
       (less allowances)                  6,868     5,380      4,975
     Inventories (less allowances)       11,718    10,960     10,479
     Assets of discontinued operations        -         -     20,414
     Net equipment on operating
      leases - (less
      accumulated depreciation)           6,519     7,173      5,661
     Deferred income taxes and other
       current assets                    10,855    10,851      9,858
                                         ------    ------     ------
      Total current assets               55,985    57,855     68,641
     Equity in net assets of
       nonconsolidated associates         6,054     6,032      5,027
     Property - net                      35,768    36,071     34,308
     Intangible assets - net              1,438     1,479      7,483
     Deferred income taxes               18,302    18,086     30,473
     Other assets                        42,103    42,262      1,451
                                        -------   -------    -------
      Total Automotive and Other
        Operations assets               159,650   161,785    147,383
     Financing and Insurance
        Operations
     Cash and cash equivalents           17,273    18,130     10,005
     Investments in securities           12,273    13,148     13,602
     Finance receivables - net          184,563   173,137    140,764
     Loans held for sale                 18,285    19,609     12,496
     Net equipment on operating
       leases (less
        accumulated depreciation)        27,105    27,210     29,407
     Other assets                        35,078    35,488     28,834
     Net receivable from Automotive
       and Other Operations               1,660     1,492        486
                                        -------   -------    -------
       Total Financing and Insurance
        Operations assets               296,237   288,214    235,594
                                        -------   -------    -------
     Total assets                      $455,887  $449,999   $382,977
                                        =======   =======    =======

       LIABILITIES AND STOCKHOLDERS' EQUITY

     Automotive and Other Operations
     Accounts payable (principally
       trade)                           $23,970   $21,542    $19,076
     Loans payable                        2,868     2,813      2,212
     Liabilities of discontinued
       operations                             -         -      9,773
     Accrued expenses                    45,255    45,417     40,412
     Net payable to Financing and         1,660     1,492        486
                                        -------   -------    -------
     Insurance Operations
      Total current liabilities          73,753    71,264     71,959
     Long-term debt                      29,557    29,593     14,248
     Postretirement benefits other
       than pensions                     27,519    32,285     34,260
     Pensions                             7,731     7,952     22,398
     Other liabilities and deferred
       income taxes                      15,617    15,567     13,684
                                        -------   -------    -------
      Total Automotive and Other        154,177   156,661    156,549
     Operations liabilities
     Financing and Insurance
       Operations
     Accounts payable                     3,193     3,880      3,413
     Debt                               246,547   239,350    191,691
     Other liabilities and deferred
       income taxes                      25,285    24,533     21,687
                                        -------   -------    -------
      Total Financing and Insurance
        Operations liabilities          275,025   267,763    216,791
                                        -------   -------    -------
        Total liabilities               429,202   424,424    373,340
     Minority interests                     319       307        271
        Total stockholders' equity       26,366    25,268      9,366
                                        -------   -------    -------
     Total liabilities and
       stockholders' equity            $455,887  $449,999   $382,977
                                        =======   =======    =======

                   GENERAL MOTORS CORPORATION AND SUBSIDIARIES

                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Unaudited)

                                                    Three Months Ended
                                                         March 31,
                                                  ------------------------
                                                     2004        2003
                                                     ----        ----
                                                   (dollars in millions)
     Net cash provided by operating activities     $1,098      $8,938

     Cash flows from investing activities
     Expenditures for property                     (1,399)     (1,612)
     Investments in marketable securities -
       acquisitions                                (2,652)     (2,830)
     Investments in marketable securities -
       liquidations                                 2,905       2,906
     Net originations and purchases of mortgage
       servicing rights                              (300)       (455)
     Increase in finance receivables              (34,156)    (33,947)
     Proceeds from sales of finance receivables    25,034      23,446
     Proceeds from sale of business units               -       1,076
     Operating leases - acquisitions               (3,163)     (3,661)
     Operating leases - liquidations                2,028       2,510
     Investments in companies, net of cash
       acquired                                         5         (21)
     Other                                         (2,626)         78
                                                   ------      ------
     Net cash used in investing activities        (14,324)    (12,510)

     Cash flows from financing activities
     Net increase (decrease) in loans payable       2,217         (19)
     Long-term debt - borrowings                   20,677      16,832
     Long-term debt - repayments                  (15,068)    (10,019)
     Proceeds from issuing common stocks               34           -
     Cash dividends paid to stockholders             (282)       (280)
     Other                                          1,730         809
                                                    -----       -----
     Net cash provided by financing activities      9,308       7,323

     Effect of exchange rate changes on cash and
       cash equivalents                              (101)        (51)
                                                    -----       -----
     Net (decrease) increase in cash and cash
       equivalents                                 (4,019)      3,700
     Cash and cash equivalents at beginning of
       the period                                  32,554      20,320
                                                   ------      ------
     Cash and cash equivalents at end of the
       period                                     $28,535     $24,020
                                                   ======      ======

                   GENERAL MOTORS CORPORATION AND SUBSIDIARIES

                         SUPPLEMENTAL INFORMATION TO THE
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Unaudited)

                                              Automotive and     Financing and
                                                  Other            Insurance
                                                Three Months Ended March 31,
                                            -----------------------------------
                                              2004     2003     2004     2003
                                              ----     ----     ----     ----
                                                      (dollars in millions)
     Net cash provided by operating
       activities                           $(1,809)  $4,447   $2,907   $4,491

     Cash flows from investing activities
     Expenditures for property               (1,298)  (1,508)    (101)    (104)
     Investments in marketable securities
       - acquisitions                          (700)  (1,155)  (1,952)  (1,675)
     Investments in marketable securities
       - liquidations                         1,004       90    1,901    2,816
     Net change in mortgage services rights       -        -     (300)    (455)
     Increase in finance receivables              -        -  (34,156) (33,947)
     Proceeds from sales of finance
       receivables                                -        -   25,034   23,446
     Proceeds from sale of business units         -    1,076        -        -
     Operating leases - acquisitions              -        -   (3,163)  (3,661)
     Operating leases - liquidations              -        -    2,028    2,510
     Investments in companies, net of cash
       acquired                                 (16)     (21)      21        -
     Other                                      (16)    (176)  (2,610)     254
                                             ------   ------   ------   ------
     Net cash used in investing activities   (1,026)  (1,694) (13,298) (10,816)

     Cash flows from financing activities
     Net (decrease) increase in loans
       payable                                 (149)     (23)   2,366        4
     Long-term debt - borrowings                 24        7   20,653   16,825
     Long-term debt - repayments                (26)      (1) (15,042) (10,018)
     Proceeds from issuing common stocks         34        -        -        -
     Cash dividends paid to stockholders       (282)    (280)       -        -
     Other                                        -        -    1,730      809
                                                ---      ---    -----    -----
     Net cash (used in) provided by
       financing activities                    (399)    (297)   9,707    7,620
     Effect of exchange rate changes on
       cash and cash equivalents                (96)       1       (5)     (52)
     Net transactions with
       Automotive/Financing
       Operations                               168     (604)    (168)     604
                                             ------   ------      ---    -----
     Net (decrease) increase in cash and
       cash equivalents                      (3,162)   1,853     (857)   1,847
     Cash and cash equivalents at
        beginning of the period              14,424   12,162   18,130    8,158
                                             ------   ------   ------   ------
     Cash and cash equivalents at end of
       the period                           $11,262  $14,015  $17,273  $10,005
                                             ======   ======   ======   ======

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          GENERAL MOTORS CORPORATION
                                          (Registrant)
Date:  April 20, 2004                By:  /s/PETER R. BIBLE.
                                     ---  ------------------
                                          (Peter R. Bible,
                                           Chief Accounting Officer)